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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" in the shelf Registration Statement on Form S-3 and related Prospectus of Clear Channel Communications, Inc. and to the incorporation by reference therein of our reports dated March 11, 1998, with respect to the consolidated financial statements and financial statement schedule of Clear Channel Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP

May 4, 1998
San Antonio, Texas